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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Coca-Cola Enterprises Inc. for the registration of $2,500,000,000 of Senior Debt Securities, Debt Warrants and Currency Warrants and to the incorporation by reference therein of our report dated January 22, 1996, with respect to the consolidated financial statements and schedule of Coca-Cola Enterprises Inc. included and/or incorporated by reference in Coca-Cola Enterprises Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1995, as amended October 11, 1996, filed with the Securities and Exchange Commission.

                                                 /s/ ERNST & YOUNG LLP
                                          --------------------------------------

Atlanta, Georgia
December 17, 1996